Exhibit 99.1

FOR IMMEDIATE RELEASE

Merix Investor Relations Contact:

Allen Muhich, Vice President, Finance & Investor Relations

503.992.4077

MICHAEL D. BURGER TO BECOME PRESIDENT AND

CHIEF EXECUTIVE OFFICER OF MERIX CORPORATION

FOREST GROVE, OR, April 4, 2007. Merix Corporation (NASDAQ:MERX) announced today that Michael D. Burger has accepted the Company’s offer to become President, Chief Executive Officer and a member of the Board of Directors of Merix effective April 30, 2007. Mr. Burger, age 48, is currently President of the Components Business Unit of Flextronics Corporation. Prior to joining Flextronics, Mr. Burger served as President and a member of the board of directors of ZiLOG Corporation and, earlier, as the Vice President and Managing Director of National Semiconductor’s Asia Pacific Division based in Hong Kong. He holds an engineering degree from New Mexico State University and pursued postgraduate work in business from Stanford University.

William C. McCormick, Chairman of the Merix Board of Directors and acting Chief Executive Officer, commented, “We are delighted that Michael has decided to join us. Michael’s background and success in building high technology businesses and his significant China experience make him a great fit for Merix. The Board of Directors is confident that Michael will provide great leadership for our existing strong executive team.”

“Merix has a great reputation in the high-end printed circuit board business and a remarkable opportunity to grow its global reach and technologies,” said Michael Burger. “I am enthusiastic about the opportunity to join the Company and its management team and help Merix realize its considerable potential.”

About Merix

Merix is a leading manufacturer of technologically advanced, multilayer, rigid printed circuit boards for use in sophisticated electronic equipment. Merix provides quick-turn prototype, pre-production and volume board production to its customers. Principal markets served by Merix include data communications and wireless telecommunications, automotive, high-end computing, and test and measurement end markets in the electronics industry. Additional corporate information is available on the internet at www.merix.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 relating to the Company’s business operations and prospects that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: our ability to control or pass through increases in the cost of raw materials and supplies; changes in customer order levels, product mix and inventory build-up; lower than expected or delayed sales; the ability to realize the anticipated benefits or synergies of the Merix Asia acquisition in a timely manner or at all; fluctuations in demand for products and services of the company, including quick-turn and premium services; foreign currency risk; the introduction of new products or technologies by competitors; the ability to successfully and timely integrate the operations of Merix Asia; the ability to avoid unanticipated costs, including costs relating to product quality issues and customer warranty claims; pricing and other competitive pressures in the industry from domestic and global competitors; all other risks inherent in foreign operations such as increased regulatory complexity and compliance cost and greater political and economic instability; our ability to fully utilize our assets and control costs; our ability to retain or attract employees with sufficient know-how to conduct our manufacturing processes and maintain or increase our production output and quality; our ability to integrate our management team and other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed by the Company, including those set forth in the Company’s Annual Report on Form 10-K for the year ended May 27, 2006 and its Form 10-Q for the quarter ended November 25, 2006. Merix Corporation does not undertake to update any such factors or to publicly announce developments or events relating to the matters described herein.